UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2006

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer incorporation or Identification Number)

1000 MARINA BOULEVARD, SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code: (650) 624-1000

_____________________________________________________________________

(Former name or former address, if changed since last report.)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2006, VaxGen, Inc. entered into an amended executive employment agreement (the “Amended Agreement”) with each of its current executive officers, as follows: Lance K. Gordon, President and CEO; Matthew J. Pfeffer, Senior Vice President, Finance and Administration and CFO; James P. Panek, Executive Vice President; Marc Gurwith, M.D., Senior Vice President, Medical Affairs and Chief Medical Officer; Piers Whitehead, Vice President, Corporate and Business Development; and Lance Ignon, Vice President, Corporate Affairs. The Amended Agreements conform all past agreements to the form of agreement currently in use. As such, they replace and supersede any prior employment agreement between each such executive and VaxGen. Both the prior and current agreements entitle the company’s executive officers to similar amounts of severance benefits in the event of their actual or constructive termination without cause, as described more fully below.

Under the terms of the Amended Agreement, each executive, excluding Mr. Pfeffer and Mr. Panek, received a salary increase retroactive to January 1, 2006. Mr. Panek received a salary increase retroactive to August 1, 2006, the date of his promotion. In addition, as per both the Amended Agreement and previous employment agreements, each executive is eligible, subject to the discretion of VaxGen’s Board of Directors, to receive an annual performance bonus of up to 30 percent of his annual base salary.

Pursuant to the Amended Agreement, each executive’s employment relationship is at-will. As such, each executive’s employment and/or the Amended Agreement may be terminated with or without cause and with or without advance notice, at any time by either executive or by VaxGen. If an executive’s employment with VaxGen is terminated without cause, or the executive resigns due to reason(s) defined in the Amended Agreement as Good Reason Resignation (“Good Reason”), the executive would be entitled to receive as severance 12 months of his base salary as then in effect, less standard withholdings and deductions, and all of the executive’s outstanding unvested stock options or other equity awards would be accelerated and become immediately exercisable. If an executive’s employment is terminated without cause or if he resigns for Good Reason within 13 months of a change of control, as defined in the Amended Agreement, then in addition to the benefits described in the previous sentence, the executive will also be eligible to receive a bonus payment equal to up to 30 percent of his salary on a prorated basis, provided that such bonus payment was not already paid for the year of termination.

Good Reason Resignation includes resignation due to (1) a material breach of any of the terms of the Amended Agreement by the company which causes material harm to the executive and which continues to be unresolved after 30 days; (2) demotion of the executive; (3) a significant relocation of the executive’s place of work; (4) a reduction of the executive’s salary or performance bonus potential; (5) a material reduction in the employee benefits made available to the executive; or (6) the failure of a successor company to assume the obligations of the Amended Agreement; all as defined in the Amended Agreement.

Under the terms of the Amended Agreement, each of the executives will also enter into an indemnity agreement with VaxGen. The indemnity agreement will provide, among other things, that VaxGen will indemnify the executive, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer, employee or other agent of VaxGen, and otherwise to the fullest extent permitted under Delaware law and VaxGen’s bylaws. VaxGen has also entered into this form of indemnity agreement with its current directors, and intends to enter into this indemnity agreement with its future directors and executive officers.

The above description, which summarizes the material terms of the Amended Agreement and the indemnity agreement, is not complete. Please read the full text of the form of Amended Agreement, which is attached hereto as Exhibit 10.1, and of the form of indemnity agreement, which is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference. The salaries of named executive officers, pursuant to each Amended Agreement, are set forth on Exhibit 10.3, attached hereto.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Executive Employment Agreement
10.2	Form of Indemnity Agreement
10.3	Salaries of Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: October 25, 2006	By: /s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Senior Vice President, Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Executive Employment Agreement
10.2	Form of Indemnity Agreement
10.3	Salaries of Named Executive Officers